UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

October 20, 2014 GlucoChip and Settlement Agreement and Promissory Notes

On October 20, 2014 VeriTeQ Corporation (the “Company”) entered into a GlucoChip and Settlement Agreement (the “Agreement”) with PositiveID Corporation (“PSID”) the purpose of which is to transfer the final element of PSID implantable microchip business to the Company, to provide for a period of financial support to the Company, and to provide for settlement of the $222,115 owed by the Company to PSID under a shared services agreement (the “SSA”) under which PSID had provided financial support to the Company during 2012 and early 2013. The Agreement provides for the termination of the License Agreement (“License”) entered into between the PSID and the Company on August 28, 2012, whereby, PSID had retained an exclusive license to the GlucoChip technology. Pursuant to the Agreement, PSID retains it right to any future royalties from the sale of GlucoChip or any other implantable bio sensor applications. The Agreement also provided for the settlement of the amounts owed pursuant to the SSA entered into between the PSID and the Company on January 11, 2012, as amended. The current outstanding amount of $222,115, which the Company had previously accrued pursuant to the SSA, was settled by the Company issuing a convertible promissory note to PSID (“Note I”). Note I bears interest at the rate of 10% per annum; is due and payable on October 20, 2016; and may be converted by PSID at any time after 190 days of the date of closing into shares of the Company’s common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices calculated at the time of conversion. Note I also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note I in the event of such defaults.

Pursuant to the Agreement, PSID also agreed to provide financial support to the Company, for a period of up to two years, in the form of convertible promissory notes. On October 20, 2014, PSID funded the Company $60,000 and the Company issued to PSID a convertible promissory note (“Note II”) in the principal amount of $60,000. Note II bears interest at the rate of 10% per annum; is due and payable on October 20, 2015; and may be converted by PSID at any time after 190 days of the date of closing into shares of the Company’s common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices calculated at the time of conversion. Note II also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note II in the event of such defaults. Pursuant to the Agreement, PSID agreed to provide the Company with continuing financial support through issuance of additional convertible promissory notes with similar terms and conditions as Note II. The additional promissory notes are at the option of the Company, which option it can exercise every 100 days and, unless the parties agree otherwise, will be $40,000 for the first note following Note II, and $50,000 thereafter.

The foregoing descriptions of the Agreement, the Note I and Note II are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The notes issued by the Company as described in Item 1.01 were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	GlucoChip and Settlement Agreement dated October 20, 2014 between PositiveID Corporation and VeriTeQ Corporation

10.2	$222,115.07 Convertible Promissory Note dated October 20, 2014

10.3	$60,000 Convertible Promissory Note dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 24, 2014	/s/ Michael E. Krawitz

Michael E. Krawitz

Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	GlucoChip and Settlement Agreement dated October 20, 2014 between PositiveID Corporation and VeriTeQ Corporation
10.2	$222,115.07 Convertible Promissory Note dated October 20, 2014
10.2	$60,000 Convertible Promissory Note dated October 20, 2014